UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 8, 2005

Handleman Company
(Exact Name of Registrant as Specified in Its Charter
Michigan
(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of Principal Executive Offices)	(Zip Code)
(248) 362-4400
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Fiscal Year 2006 Plan

On June 8, 2005, Handleman Company’s (the “Company”) Compensation Committee recommended, and the Board of Directors adopted, Handleman Company’s Fiscal Year 2006 Annual Management Incentive Plan for executive officers and certain other employees, including Stephen Strome, Chairman of the Board and Chief Executive Officer, Thomas Braum, Senior Vice President and Chief Financial Officer, Mark Albrecht, Senior Vice President Human Resources and Organizational Development, and Donald Genotti, Vice President and Corporate Controller.

Bonuses under the plan for the CEO and CFO are based on fiscal 2006 (i.e., the 12 months ended April 2006) consolidated net income. Bonuses under the plan for other executive officers are based 75% on fiscal 2006 consolidated net income and based 25% on Strategic Scorecard Objectives. The annual bonus for each performance measure described above will equal (1) the percentage described above applicable to that measure, (2) multiplied by the target incentive award, or “TIA”, which equals a percentage of salary for each participant at the time the awards are calculated, ranging from 35% to 60% for the executive officers, (3) multiplied by a percentage based on the performance level of the objective, ranging from 25% for threshold performance (0% if the threshold is not met), 100% for target performance, 200% for maximum performance and 250% for maximum plus performance (maximum plus is not applicable to Strategic Scorecard Objectives).

Pro rated awards are earned for performance between the described performance levels. The aggregate Strategic Scorecard Objective component for participants in an operating unit cannot exceed 100%, if performance for the operating unit fails to meet targeted performance requirements. Also, the aggregate Strategic Scorecard Objective component cannot exceed 100% if consolidated net income does not meet the threshold performance level. In determining the level of achievement of consolidated net income, the Compensation Committee may include or exclude any extraordinary items. The target performance amounts require achievement of net income at a level higher than fiscal year 2005 and achievement of Strategic Scorecard Objectives.

Bonuses are paid in a lump sum as soon as possible after completion of the fiscal year and determination of achievement of performance targets. Payments are in cash and participants must be employed on the date awards are paid to be eligible for payment, except that a pro rata bonus will be paid if termination is due to death, permanent disability or retirement.

Fiscal Year 2005 Plan

On June 8, 2005, the Company’s Compensation Committee recommended, and the Board of Directors approved, bonuses under the Handleman Company Fiscal Year 2005 Annual Management Incentive Plan for executive officers and certain other employees.

Bonuses under the plan for the CEO and CFO were based on fiscal 2005 consolidated net income. Bonuses under the plan for other executive officers were based 75% on fiscal 2005 consolidated net income and based 25% on Strategic Scorecard Objectives.

The annual bonus for each measure described above equals (1) the percentage described above applicable to that measure, (2) multiplied by the target incentive awards, or “TIA”, which equals a percentage of salary for each participant at the time the awards are calculated, ranging from 35% to 60% for the executive officers, (3) multiplied by a percentage based on the performance level of the objective, ranging from 25% for threshold performance (0% if the threshold it not met), 100% for target performance, 200% for maximum performance and 250% for maximum plus performance (maximum plus is not applicable to Strategic Scorecard Objectives).

Pro rated awards were earned for performance between the described performance levels. In determining the level of achievement of consolidated net income, the Compensation Committee may include or exclude any extraordinary items. For fiscal year 2005, the Compensation Committee approved exclusion of income from a settlement related to a CD price fixing dispute pertaining to the period of 1991 through 2003, and the impact of an accounting change to recording POS Credits. The target performance amounts required an improvement in net income over fiscal 2004 levels and achievement of Strategic Scorecard Objectives.

The Board determined that (1) the Company exceeded the consolidated net income threshold, resulting in a percentage based on the performance level for consolidated net income of 70%, and (2) the following persons exceeded their Strategic Scorecard Objectives targets resulting in the following percentage based on Strategic Scorecard Objectives: Mark Albrecht – 133% and Donald Genotti – 200%, and (3) as a result, the following bonuses were approved to be paid in cash to the following persons as soon as practicable: Stephen Strome, Chairman of the Board and Chief Executive Officer – $286,440; Thomas Braum, Senior Vice President and Chief Financial Officer – $125,000; Mark Albrecht, Senior Vice President Human Resources and Organizational Development – $70,303; and Donald Genotti, Vice President and Corporate Controller – $53,095.

Fiscal Year 2006 Performance Awards

On June 8, 2005, the Company’s Compensation Committee recommended, and the Board of Directors approved, performance awards covering an aggregate of 92,000 target common shares (which includes 46,000 performance shares that will be settled in stock and 46,000 performance units that will be settled in cash at the fair market value of the stock) of Handleman Company, including awards for four executive officers, as follows: Stephen Strome, Chairman of the Board and Chief Executive Officer – 53,600 target common shares (which includes 26,800 performance shares and 26,800 performance units), Thomas Braum, Senior Vice President and Chief Financial Officer – 20,000 target common shares (which includes 10,000 performance shares and 10,000 performance units), Mark Albrecht, Senior Vice President Human Resources and Organizational Development – 13,600 target common shares (which includes 6,800 performance shares and 6,800 performance units), and Donald Genotti, Vice President and Corporate Controller – 4,800 target common shares (which includes 2,400 performance shares and 2,400 performance units).

The performance awards provide the participant with an award between 50% and 150% of the target number of common shares awarded or the cash equivalent of their fair market value if “free cash flow” for fiscal years 2006, 2007 and 2008 aggregates at least the 30th percentile of the free cash flow of a group of 25 peer companies. No performance shares or units are awarded if free cash flow for those three years is below the 30th percentile, a percentage between 50% and 150% of the target number of common shares or the cash equivalent of their fair market value is awarded if free cash flow for those three fiscal years is between the 30th and 70th percentile of the free cash flow of the group of 25 peer companies, pro rata based on the percentile, and 150% of the target number of common shares or the cash equivalent of their fair market value is awarded if free cash flow for those three fiscal years is at or above the 70th percentile of the free cash flow of the group of 25 peer companies. Free cash flow is cash flow from operations minus capital expenditures plus gains and minus losses from dispositions of property and equipment sales. Shares are to be issued and units are to be paid after release of audited consolidated financial statements for the last fiscal year of the performance period and certification by the Compensation Committee that the performance goal has been achieved. In the discretion of the Compensation Committee, the Company can pay cash in an amount based on the fair market value of the shares otherwise issuable. The Compensation Committee currently intends to pay such awards in stock.

Settlement of 2002 Performance Share Awards

On June 8, 2005, the Company’s Compensation Committee recommended, and the Board of Directors approved, after the release of audited financial statements for fiscal 2005, the issuance of common shares pursuant to performance share awards granted in 2002 and covering an aggregate of 70,600 target common shares of Handleman Company, including awards for four executive officers, as follows: Stephen Strome, Chairman of the Board and Chief Executive Officer – 54,400 target common shares; Thomas Braum, Senior Vice President and Chief Financial Officer – 9,400 target common shares; Mark Albrecht, Senior Vice President Human Resources and Organizational Development – 4,700 target common shares; and Donald Genotti, Vice President and Corporate Controller – 2,100 target common shares.

The performance share awards provided the participants with between 50% and 150% of the target number of common shares if “free cash flow” for fiscal years 2003, 2004 and 2005 aggregated between a threshold amount and a maximum amount, and 150% if it aggregated at least the maximum amount. The Compensation Committee determined, based on actual free cash flow for fiscal years 2003, 2004 and 2005, that each participant was entitled to 150% of the target shares, which will be awarded upon completion of the fiscal year audit (on or approximately on June 29, 2005) after withholding shares to pay for tax withholding obligations.

Free cash flow was defined as (1) net operating profit after tax, (2) plus or minus the net change in invested capital over the performance period.

Forward-Looking Statements:

This Form 8-K may contain forward-looking statements, which are not historical facts. These statements involve risk and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Form 8-K should be read in conjunction with the “Forward-Looking Statements” section in Handleman Company’s 2004 Form 10-K (which sections are incorporated by reference herein) and in conjunction with other SEC reports filed by Handleman that disclose other factors that cause Handleman’s actual results to differ materially. Handleman expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: June 14, 2005	By:	/s/ Thomas C. Braum, Jr.
	Name:	Thomas C. Braum, Jr.
	Title:	Senior Vice President and Chief Financial Officer